UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2024

MRC GLOBAL INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35479	20-5956993
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 McKinney Street, Suite 2300

Houston, Texas 77010

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2024, MRC Global Inc. (“MRC Global” or the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Engine Capital L.P. and certain affiliates thereof (collectively, “Engine Capital”).

Pursuant to the Cooperation Agreement, the Company agreed, among other things, to appoint Daniel B. Silvers (the “New Director”) as a member of the board of directors of the Company (the “Board”) and the Compensation & Human Capital Committee and the ESG & Enterprise Risk Committee of the Board, effective as of April 1, 2024. The New Director (or any replacement nominee selected in accordance with the terms and conditions of the Cooperation Agreement) will be nominated by the Board to stand for election for a full term at the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”). Until the earlier of (i) the date that is 30 days prior to the nomination deadline for the 2025 Annual Meeting of Stockholders of the Company and (ii) 120 days prior to the first anniversary of the 2024 Annual Meeting, subject to extension by in the event the Company and Engine Capital mutually agree to extend the tenure of the New Director (or his replacement) (the “Termination Date”), the size of the Board will not exceed 11 directors.

Pursuant to the Cooperation Agreement, Engine Capital has agreed to abide by certain standstill restrictions, voting commitments, confidentiality and publicity and other provisions. The Cooperation Agreement also includes procedures regarding the replacement of the New Director upon certain events and a mutual non-disparagement provision. Engine Capital’s right to participate in the selection of the replacement New Director, and the Company’s obligations with respect to the appointment of a replacement New Director, is subject, among other things, to Engine Capital owning a “net long position” of, or having aggregate net long economic exposure to, at least 2.5% of the Company’s then outstanding common stock.

Engine Capital has, contemporaneously with entry into the Cooperation Agreement, withdrawn its nomination notice, dated as of February 2, 2024 (as amended by that certain Notice of Withdrawal, dated March 14, 2024), submitted to the Company.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On April 1, 2024, Daniel B. Silvers was appointed to the Board as a director, effective immediately. Mr. Silvers will serve until the 2024 Annual Meeting or until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. In connection with Mr. Silver’s appointment, the Board has increased the size of the Board from 10 to 11 directors. As previously disclosed, Barbara J. Duganier will not be standing for re-election at the 2024 Annual Meeting as she has notified the Board of her desire to not stand for re-election at the 2024 Annual Meeting. Effective as of the end of Ms. Duganier’s term of office, the Board has decreased the size of the Board from 11 to 10 directors.

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Mr. Silvers, age 47, has served as the managing member of Matthews Lane Capital Partners LLC, an investment firm, since 2015. Additionally, Mr. Silvers has served as Executive Chairman of Winventory, Inc., a tech-enabled event ticketing management partner, since January 2024. Previously, Mr. Silvers served as Executive Vice President and Chief Strategy Officer at Inspired Entertainment, Inc., a gaming technology company, between 2016 and 2023 and as Chief Executive Officer and a director of Leisure Acquisition Corp. (“Leisure Acquisition”), a special purpose acquisition company, from 2017 to 2021. Mr. Silvers was the President of SpringOwl Asset Management LLC, an investment management firm, from 2009 to 2015 (including predecessor entities). Mr. Silvers was the President of Western Liberty Bancorp, an acquisition-oriented holding company, from 2009 to 2010. From 2005 to 2009, Mr. Silvers served as a Vice President at Fortress Investment Group LLC, a leading global alternative asset manager. Prior to that, Mr. Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co. Inc., a global financial services firm, from 1999 to 2005. Mr. Silvers previously has served on the boards of directors of several companies, including the following:

•	Leisure Acquisition from 2017 to 2021;

•	Avid Technology, Inc., a global media technology provider, from 2018 to 2023;

•	PICO Holdings, Inc., a diversified holding company, from 2016 to 2018;

•	Forestar Group Inc., a real estate development company, from 2015 to 2017;

•	Ashford Hospitality Prime, a hospitality REIT, in 2017;

•	bwin.party digital entertainment plc, an online gaming company, from 2014 to 2015;

•	International Game Technology PLC, a international gaming technology company, in 2013;

•	Universal Health Services, Inc., a hospital management and health services company, from 2009 to 2011; and

•	India Hospitality Corp., a hospitality and food service company, from 2010 to 2017.

Mr. Silvers holds a B.S. in Economics and a M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Silvers also received a Corporate Governance certification through the Director Education & Certification Program at the UCLA Anderson School of Management.

Mr. Silvers has been appointed to serve on the Board’s Compensation Committee and its Environmental, Social, Governance & Enterprise Risk Committee. In connection with his appointment to the Board, Mr. Silvers will receive cash retainers pursuant to the Company’s Director Compensation Plan (the “Plan”) and will receive an equity award pursuant to the Plan on substantially the same terms as the equity awards granted to other non-employee MRC Global directors that Plan provides upon his reelection at the Company’s 2024 Annual Meeting. The Plan is described in MRC Global’s Current Report on Form 8-K dated May 4, 2023 and filed as Exhibits 10.7 and 10.7.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

There is no arrangement or understanding between Mr. Silvers and any other persons pursuant to which he was selected as a director other than with respect to the matters referred to in Item 1.01. Mr. Silvers has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Silvers and the Company have entered into the Company’s standard director indemnification agreement, whereby the Company agrees to indemnify, defend and hold its directors harmless from and against losses and expenses incurred as a result of their Board service, subject to the terms and conditions provided in the agreement. The form of indemnification agreement is filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

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Item 7.01	Regulation FD Disclosure

On April 2, 2024, the Company issued a press release announcing the Cooperation Agreement and Mr. Silvers’ appointment to the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

MRC Global has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”), containing a form of proxy card, with respect to its solicitation of proxies for MRC Global’s 2024 Annual Meeting of Shareholders. The proxy statement is in preliminary form and MRC Global intends to file and mail a definitive proxy statement to shareholders of MRC Global. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY MRC GLOBAL AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by MRC Global free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by MRC Global are also available free of charge by accessing MRC Global’s website at https://www.mrcglobal.com/.

Participants

MRC Global, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by MRC Global. Information about MRC Global’s executive officers and directors and a description of their direct and indirect interests, by security holdings or otherwise, are included in the preliminary proxy statement and will be included in the definitive proxy statement and other relevant materials that may be filed with the SEC by MRC Global. Information regarding MRC Global’s directors and executive officers is available at “Security Ownership—Directors and Executive Officers,” “Proposal I: Election of Directors,” “Compensation Discussion and Analysis” and “Proposal II: Advisory Approval of Named Executive Officer Compensation” in its preliminary proxy statement for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2024. To the extent holdings by our directors and executive officers of MRC Global securities reported in the preliminary proxy statement for the 2024 Annual Meeting or in such Form 8-Ks have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Cooperation Agreement, dated April 1, 2024

99.1	Press Release, dated April 2, 2024, by MRC Global Inc. regarding the Cooperation Agreement

104	Cover Page Interactive Data File - The cover page XBRL tags from this Current Report on Form 8-K are imbedded within the Inline XBRL document

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Name:	Daniel J. Churay
Title:	Executive Vice President – Corporate Affairs, General Counsel and Corporate Secretary

Dated: April 2, 2024

Exhibit 10.1

This COOPERATION AGREEMENT (this “Agreement”), dated as of April 1, 2024, is by and among the entities and individuals set forth on the signature pages hereto (together with their respective affiliates, the “Engine Group”) and MRC Global Inc., a Delaware corporation (the “Company”).

In consideration of and reliance upon the mutual covenants and agreements contained herein, the parties agree as follows:

1. Definitions. The terms defined in this Section 1 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

(a) “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided, that the members of the Engine Group and their Affiliates and Associates, on the one hand, and the Company and its Affiliates and Associates, on the other hand, shall not be deemed to be “Affiliates” or “Associates”, as applicable, of one another.

(b) “Board” means the board of directors of the Company.

(c) “Common Stock” means the Company’s common stock, par value $0.01 per share.

(d) “Engine Group” has the meaning specified in the preamble and includes, but is not limited to, any funds and accounts with respect to which:

(i) one or more members of the Engine Group are the only general partners or managing members or act as the only investment managers and

(ii) voting power or investment power (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) are not delegated to or shared with any person or entity other than a member of the Engine Group or any of its controlled Affiliates.

(e) “Engine Group Minimum Ownership Requirement” means a net long position of at least 2.5% of the then outstanding Common Stock.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(g) “Extraordinary Transaction” means any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, reorganization, recapitalization or similar transactions of or involving the Company or any of its Affiliates or Associates or the implementation of takeover defenses not in existence as of the date of this Agreement.

(h) “Investor Affiliate” has the meaning specified in Section 3(a).

(i) “net long position” means shares of Common Stock beneficially owned, directly or indirectly, that constitute a person’s net long position as defined in Rule 14e-4 under the Exchange Act mutatis mutandis; provided, that “net long position” shall not include any shares as to which the person does not have the right to vote or direct the vote and shall be appropriately reduced to the extent the person has entered into a derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares.

(j) “New Director” has the meaning specified in Section 2(a) (and includes any such director that replaces the New Director pursuant to Section 2(f)).

(k) “Nomination Deadline” means the date on which notices must be delivered to the Company pursuant to the Bylaws with respect to the nomination of candidates for election to the Board at a stockholder meeting.

(l) “Policies” means the Company policies and guidelines applicable generally to directors serving on the Board in their individual capacity, including those that (i) have been adopted as of the date hereof and are listed in Schedule I, (ii) the confidentiality obligations under Delaware law and the Company’s Certificate of Incorporation and Bylaws and applicable corporate governance policies or (iii) are adopted after the date of this Agreement, and in each case as may be altered, amended, modified, supplemented, updated, rescinded, revoked or otherwise changed from time to time.

(m) “SEC” means the U.S. Securities Exchange Commission.

(n) “Termination Date” means such date that is the earlier of

(i) 30 days prior to the Nomination Deadline for the 2025 Meeting and

(ii) 120 days prior to the first anniversary of the 2024 Meeting;

provided, however, that if the Company notifies the Engine Group in writing at least 20 days prior to the Termination Date that the Board irrevocably offers, subject to the Engine Group’s acceptance of such offer, to re-nominate the New Director for election at the 2025 Meeting and the Engine Group accepts such offer within 15 days of receipt of such notice, the Termination Date shall be automatically extended until the date that is the earlier of (A) 30 days prior to the Nomination Deadline for the 2026 Meeting and (B) 120 days prior to the first anniversary of the 2025 Meeting. For the avoidance of doubt, if the Engine Group does not accept the Company’s offer to irrevocably re-nominate the New Director or does not notify the Company within 15 day period as provided in clause (B) hereof, such offer will cease to remain irrevocable and there shall be no obligation to re-nominate the New Director.

(o) “Voting Securities” means, collectively, shares of Common Stock or any other securities of the Company entitled to vote in the election of directors of the Company, or securities convertible into, or exercisable or exchangeable for, Common Stock or such other securities.

(p) “2024 Meeting” means the Company’s 2024 Annual Meeting of Stockholders.

(q) “2025 Meeting” means the Company’s 2025 Annual Meeting of Stockholders.

(r) “2026 Meeting” means the Company’s 2026 Annual Meeting of Stockholders.

2. Board Matters.

(a) The Company agrees that prior to the execution and delivery of this Agreement, the Board and all applicable committees of the Board will (i) take all necessary action (including increasing the size of the Board by one directorship) to appoint Mr. Daniel B. Silvers (the “New Director”) to the Board, with an initial term expiring at the 2024 Meeting and (ii) promptly appoint the New Director to each of the Compensation & Human Capital Committee and ESG & Enterprise Risk Committee, upon which committees the New Director shall be entitled to serve until the Termination Date. For the avoidance of doubt, the size and composition of the Compensation & Human Capital Committee and ESG & Enterprise Risk Committee shall be determined by the Board in its sole discretion, subject only to the inclusion of the New Director on each of them until the Termination Date. Additionally, the Company agrees that the New Director shall be given the same due consideration for membership to each committee of the Board as any other independent director.

(b) The Board and all applicable committees of the Board shall take all necessary actions to nominate the New Director as a director for election to the Board at the 2024 Meeting for a term expiring at the 2025 Meeting. The Company shall list the New Director in the Company’s proxy statement and the proxy card prepared, filed and delivered in connection with the 2024 Meeting. The Company shall recommend, support and solicit proxies for the election of the New Director at the 2024 Meeting in the same manner as it recommends, supports, and solicits proxies for the election of the Company’s other director nominees. Promptly after the New Director’s appointment to the Board, the New Director shall provide to the Company, to the same extent as provided with respect to other nominees, such information as is required to be disclosed in proxy statements or other Company filings under applicable law or is otherwise necessary for the inclusion of the New Director on the Board’s slate of nominees for election as directors or for the Company to comply with applicable law.

(c) The Company shall provide the New Director the same director benefits for service as a member of the Board as other non-employee directors, including, but not limited to (i) compensation for such director’s service as a director and reimbursement for such director’s out-of-pocket expenses on the same basis as all other non-employee directors of the Company, (ii) equity-based compensation grants and other benefits if, to the extent, and on the same basis as all other non-employee directors of the Company and (iii) the same rights of indemnification and directors’ and officers’ liability insurance coverage as the other non-employee directors of the Company, as such rights may exist from time to time.

(d) Each member of the Engine Group shall comply, and shall cause each of its controlled Affiliates and Associates to comply with the terms of this Agreement, and shall be responsible for any breach of this Agreement by any Affiliate or Associate.

(e) As soon as practicable on or after the date of this Agreement to the extent not previously provided, the New Director shall submit to the Company a fully completed copy of the Company’s directors’ questionnaire and other reasonable and customary director on-boarding documentation that the Company requires in connection with the appointment or election of a new director.

(f) If the New Director ceases to be a director of the Board before the Termination Date and at such time the Engine Group is compliant with the Engine Group Minimum Ownership Requirement, then the Engine Group, subject to certifying to the Company in writing of its compliance with the Engine Group Minimum Ownership Requirement, shall be entitled to designate another individual who

(i) is reasonably acceptable to the Board (such acceptance not to be unreasonably withheld, conditioned or delayed),

(ii) satisfies customary director nomination and onboarding procedures that are consistent with the Board’s past practice with all directors sitting on the Board, and

(iii) meets all director independence and other standards of the New York Stock Exchange, the Exchange Act, and the SEC to serve as a director of the Company,

in which case the Board will appoint the individual as a director of the Company (and as a member of the committees of which the replacement director’s predecessor was a member immediately prior to the conclusion of the predecessor’s membership on the Board) to serve for the remainder of the term of the replaced New Director; provided, however, notwithstanding anything to the contrary contained in this Agreement, a replacement director will not be a director, officer, employee or Affiliate of Engine.

(g) The Company agrees that from the date of this Agreement until the Termination Date, the size of the Board shall be no greater than 11 members without the Engine Group’s prior written consent.

3. Proxy Contests and Other Matters. From the date hereof until the Termination Date:

(a) None of the members of the Engine Group or any controlled Affiliate or controlled Associate of any member of the Engine Group (such controlled Associates and controlled Affiliates, collectively and individually, the “Investor Affiliates”) shall:

(i) solicit proxies or written consents of stockholders with respect to, or from the holders of, Voting Securities, or make, or in any way participate in (other than by voting its shares of Voting Securities in a way that does not violate this Agreement), any solicitation (within the meaning of Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of any proxy, consent or other authority to vote any Voting Securities with respect to any matter, otherwise conduct any nonbinding referendum with respect to the Company, or become a participant in, support or encourage, or seek to advise, assist or influence any person or entity in, any solicitation with respect to the Company not approved and recommended by the Board, including relating to the removal or the election of directors, other than solicitations or acting as a participant in support of all of the Company’s nominees;

(ii) form, join or in any other way participate in any “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any Voting Securities, or otherwise support, encourage or participate in any effort by a third party with respect to the matters set forth in Section 3(a)(i), or deposit any Voting Securities in a voting trust or subject any Voting Securities to any voting agreement, other than, in each case, solely with other members of the Engine Group or other Investor Affiliates with respect to the Voting Securities now or hereafter owned by them or pursuant to this Agreement (so long as any such Investor Affiliate has previously agreed with the Company in writing to be bound by the terms of this Agreement as a member of the Engine Group);

(iii) seek to call, or request the call of, a special meeting of the stockholders or holders of any other Voting Securities of the Company,

(iv) make a request for a list of the holders of any of the Voting Securities,

(v) seek election to the Board, seek to place a representative on the Board or seek the removal of any director from the Board (in each case other than the election or removal of New Director in his or her capacity as a director), including directly or indirectly, the nomination or the recommendation for nomination of any person for election at any annual or special meeting of the Company’s stockholders, or

(vi) otherwise acting alone or in concert with others, seek to alter, amend, change, waive or repeal any provision of, or adopt new provisions of, the Company’s Certificate of Incorporation and Bylaws;

(vii) separately or knowingly in conjunction with any other person in which it is or proposes to be either a principal, partner or financing source or is acting or proposing to act as broker or agent for compensation, solicit, effect or seek to effect, offer or propose (whether publicly or otherwise, directly or indirectly) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, or, except as expressly permitted by Section 6, make any statement with respect to an Extraordinary Transaction;

(viii) tender or exchange any Voting Securities into any tender offer or in any exchange offer; provided, that nothing in this Section 3(a)(viii) shall prevent the Engine Group or any Investor Affiliate from tendering or exchanging Voting Securities in, any Extraordinary Transaction that has been (and continues to be at the time of such tender, exchange) approved or recommended by the Board;

(ix) with respect to any Extraordinary Transaction, each of the Engine Group or any Investor Affiliates shall have the ability to vote freely;

(x) except as expressly permitted by Section 6, make or issue, or cause to be made or issued, any disclosure (whether written, verbal, public or private), statement or announcement (including the filing or furnishing of any document or report with the SEC or any other governmental agency or any disclosure through social media or to any journalist, member of the media or securities analyst) in support of any action described in Sections 3(a)(i)-(vi);

(xi) except as expressly permitted by Section 6, publicly make any statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs or any of its securities or assets or this Agreement, that is inconsistent with the provisions of this Agreement, including any intent, purpose, plan or proposal that is conditioned on or would require any waiver, amendment, nullification or invalidation of any provision of this Agreement or take any action that requires the Company to make any public disclosure relating to any such intent, purpose, plan, proposal or condition;

(xii) publicly request that the Company or any of its representatives release any member of the Engine Group from, amend or waive any provision of this Agreement, that would reasonably be expected to result in any public announcement or disclosure by the Company or the Engine Group;

(xiii) acquire, agree to acquire or make any proposal or offer to acquire, or announce any intention to acquire, directly or indirectly, beneficially or otherwise, any Voting Securities or any property, asset or business of the Company (other than securities issued pursuant to a plan established by the Board for members of the Board or a stock split, stock dividend or similar corporate action initiated by the Company with respect to any securities beneficially owned by the members of the Engine Group and any Investor Affiliates on the date of this Agreement) if, immediately after such acquisition, the members of the Engine Group and any Investor Affiliates, collectively, would, in the aggregate, beneficially own more than 9.9% of the outstanding shares of any class of Voting Securities (provided, that any Voting Securities beneficially owned by the Engine Group or any Investor Affiliates that are convertible into, or exercisable or exchangeable for, Common Stock or any other class of securities of the Company entitled to vote in the election of directors of the Company shall be treated on an as-converted basis). For purposes of this Section 3(a)(xiii),

(A) any Voting Securities that are the subject of any derivative, swap or hedging transaction or agreement or similar arrangement that has the effect of increasing the voting power or economic interest of any member of the Engine Group or any Investor Affiliate in any Voting Securities shall be deemed beneficially owned by the members of the Engine Group or the applicable Investor Affiliate and

(B) any derivative, swap or hedging transaction or agreement or similar arrangement that has the effect of decreasing the voting power or economic interest of any member of the Engine Group or any Investor Affiliate in any Voting Securities shall not be given effect, so that the Voting Securities that are the subject of such derivative, swap or hedging transaction or agreement or similar arrangement shall be deemed beneficially owned by the members of the Engine Group or the applicable Investor Affiliate;

(xiv) institute any litigation against the Company, its directors or its officers, make any “books and records” demands against the Company or make application or demand to a court or other person for an inspection, investigation or examination of the Company or its subsidiaries or Affiliates (whether pursuant to Section 220 of the Delaware General Corporation Law or otherwise) other than (in the case of non-“books and records” litigation) as may be necessary to enforce the terms of this Agreement;

(xv) sell or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, Common Stock or any derivatives relating to Common Stock to any third party that if the Engine Group or any Investor Affiliate knows, after reasonable inquiry, that such third party has, or will as a result of the transaction have, beneficial ownership of more than 4.9% of the outstanding Common Stock;

(xvi) directly or indirectly, initiate, encourage or participate in any “vote no,” “withhold” or similar campaign with respect to any annual or special meeting of the Company’s stockholders, or publicly or privately encourage or support any other stockholder, person or entity to take any of the actions described herein; or

(xvii) enter into any discussions, negotiations, agreements or undertakings with any person with respect to the foregoing or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the restrictions in this Section 3 shall not prevent the members of the Engine Group from (1) making any factual statement or public disclosure as required by applicable legal process, subpoena or legal requirement from any governmental authority with competent jurisdiction over the party from whom information is sought, (2) making any confidential communication to the Company or its directors and officers that would not be reasonably expected to trigger public disclosure obligations for either party, or (3) tendering shares of Common Stock, receiving payment for shares of Common Stock or otherwise participating in any transaction on the same basis as the other stockholders of the Company or from participating in any such transaction that has been approved by the Board, subject to the other terms of this Agreement. Furthermore, for the avoidance of doubt, nothing in this Section 3 shall be deemed to limit the exercise in good faith by the New Director of their fiduciary duties in their capacities as directors of the Company.

(b) Each member of the Engine Group shall cause all Voting Securities beneficially owned, directly or indirectly, by it, or by any Investor Affiliate, as of the record date for any meeting of the Company’s stockholders, to be present for quorum purposes and to be voted, at any meeting of the Company’s stockholders or at any adjournments or postponements thereof,

(i) in favor of each director nominated and recommended by the Board for election at any such meeting and

(ii) against any stockholder nominations for director which are not approved and recommended by the Board for election at any such meeting.

4. Non-Disparagement. Prior to the Termination Date, the Company and each member of the Engine Group shall each refrain from making, and shall instruct their respective representatives not to make or cause to be made, any statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media (including social media), analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, attempts to discredit, criticizes, calls into disrepute, defames, slanders, impugns or is reasonably likely to damage the reputation of, (a) in the case of statements or announcements by any of the members of the Engine Group or their respective representatives, the Company, or any of its representatives, or the Company’s corporate strategy, corporate activities, practices, corporate officers, directors, employees, procedures, business, business operations, products or services and (b) in the case of statements or announcements by the Company or its representatives, the members of the Engine Group or any of their respective representatives. The restrictions in this Section 4 shall not (i) apply to (A) any compelled testimony or production of information, whether by legal process, subpoena or as part of a response to a request for information from any governmental or regulatory authority with jurisdiction over the party from whom information is sought, in each case, to the extent legally required, or (B) any disclosure that such party reasonably believes, after consultation with outside counsel, to be legally required by applicable law, rules or regulations; (ii) prohibit any party from reporting what it reasonably believes, after consultation with outside counsel, to be violations of federal law or regulation to any governmental authority pursuant to Section 21F of the Exchange Act or Rule 21F promulgated thereunder; or (iii) apply to efforts to enforce either party’s rights pursuant to this Agreement in accordance with this Agreement. The limitations set forth in this Section 4 shall not prevent any party from responding to any public statement made by the other party of the nature described in this Section 4 if such statement by the other party was made in breach of this Agreement.

5. Withdrawals. Concurrently with and effective upon the execution of this Agreement, Engine shall irrevocably withdraw or cause the withdrawal of the nomination notice, dated as of February 2, 2024 (as amended by that certain Notice of Withdrawal, dated March 14, 2024, and as further amended, modified or supplemented thereto from time to time), submitted to the Company by Engine, providing for the nominations of Ms. Marjorie L. Bowen, Mr. Bradley T. Favreau and the New Director.

6. Public Announcement and SEC Filing.

The Company and the Engine Group shall announce the entry into this Agreement and the material terms hereof by means of a press release in the form attached as Exhibit A (the “Press Release”) as soon as practicable on or after the date of this Agreement. Except as otherwise expressly set forth herein, none of the Engine Group or any Investor Affiliates shall:

(a) issue a press release in connection with this Agreement or the actions contemplated hereby,

(b) otherwise make any public statement, disclosure or announcement with respect to this Agreement or the actions contemplated hereby or

(c) make any public statements (including in any filing with the SEC, any regulatory or governmental agency or any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release.

7. Representations and Warranties.

(a) The Company hereby represents and warrants to the Engine Group the following:

(i) This Agreement and the performance by the Company of its obligations hereunder have been duly authorized, executed and delivered by it, and are valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally.

(ii) The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement.

(iii) As of the date hereof, the Audit Committee, Compensation & Human Capital Committee and ESG & Enterprise Risk Committee are the only committees of the Board, whether standing, ad hoc or otherwise.

(b) Each member of the Engine Group hereby represents and warrants to the Company the following:

(i) This Agreement and the performance by such person of its obligations hereunder have been duly authorized, executed and delivered by it, and are valid and binding obligations of such person, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors’ rights generally.

(ii) Such person is, if not a natural person, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority, and, if a natural person, is competent and has the legal capacity, to execute and deliver this Agreement.

(iii) As of the date hereof, the Engine Group satisfies the Engine Group Minimum Ownership Requirement, has provided the Company with accurate and complete Voting Security ownership information with respect to the Engine Group prior to the date hereof, is the beneficial owner of an aggregate of 3,663,408 shares of Common Stock, and has no other economic interests in securities of the Company. For purposes of this Agreement, except as otherwise provided herein, the terms “beneficial owner”, “beneficial ownership” and terms of like import shall have the meanings set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(iv) As of the date of this Agreement, neither the Engine Group nor any Investor Affiliate is engaged in any discussions or negotiations or has any agreements or understandings (other than with respect to any stock option arrangement in existence as of the date hereof) with any third party whether or not legally enforceable, concerning the acquisition of beneficial ownership of or any other economic interest in any Common Stock or other Voting Securities.

(v) Engine Group has informed the Company of all agreements and other instruments entered into on or prior to the date hereof between or among any member of the Engine Group or any Affiliate or Associate thereof, on the one hand, and any other investor, on the other hand, which relate to the Company.

8. Termination.

This Agreement shall terminate on the Termination Date. No termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

9. Expenses. Promptly following the execution of this Agreement, the Company shall reimburse the Engine Group for not more than $225,000 of its reasonably incurred and documented out-of-pocket fees and expenses (including reasonable legal fees) incurred in connection with its investment in the Company, including, but not limited to, the preparation of the Engine Group’s notice of nomination and the negotiation and execution of this Agreement.

10. Miscellaneous.

(a) Policies. The Engine Group acknowledges that the New Director has received a copy of the Policies in effect on the date hereof and the Engine Group shall cause the New Director to provide to the Company such certifications or acknowledgments in respect of the New Director’s compliance with the Policies as the Company may from time to time require from each of the other directors serving on the Board.

(b) Remedies; Submission to Jurisdiction. Each party hereby acknowledges and agrees, on behalf of itself and its Affiliates and Associates, that irreparable harm would occur in if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party shall be entitled to specific relief hereunder, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity, and any party sued for breach of this Agreement expressly waives any defense that a remedy in damages would be adequate. Each of the parties irrevocably:

(i) consents to submit itself to the personal jurisdiction of the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware) if any dispute arises out of this Agreement or the transactions contemplated by this Agreement,

(ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,

(iii) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of Chancery (or, if such court declines to accept jurisdiction, any other federal or state courts of the State of Delaware), waives any argument that such courts are an inconvenient or improper forum and waives the right to trial by jury,

(iv) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms hereof by way of equitable relief and

(v) consents to service of process by a reputable overnight mail delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law.

THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE. Nothing in this Section 10(b) shall prevent any of the parties from enforcing their respective rights under this Agreement or shall impose any limitation on any of the parties or their respective past, present or future general partners, directors, officers or employees in defending any claim, action, cause of action, suit, administrative action or proceeding of any kind, including any federal, state or other governmental proceeding of any kind, against any of them. The rights and remedies provided in this Agreement are cumulative and do not exclude any rights or remedies provided by law.

(c) Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof or thereof. Any previous agreements among the parties relating to the specific subject matter hereof are superseded by this Agreement. Neither this Agreement nor any provision hereof (including this Section 10(c)) may be amended, changed or waived except by a written instrument signed by the party against whom enforcement of any such amendment, change or waiver is sought, which shall be effective only to the extent specifically set forth in such written instrument.

(d) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing (including electronic format) and shall be deemed validly given, made or served, if (i) given by email, when such email is transmitted to the email address set forth below and the appropriate confirmation is received or (ii) if given by any other means, when actually received during normal business hours at the address set forth below:

If to the Engine Group, to:

Engine Capital, L.P.

1345 Avenue of the Americas, 33rd Floor

New York, NY 10105

Attention: Arnaud Ajdler

Email:  aajdler@enginecap.com

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Andrew M. Freedman

Email:   AFreedman@olshanlaw.com

If to the Company, to:

MRC Global Inc.

Fullbright Tower

1301 McKinney Street, Suite 2300

Houston, TX 77010-3035

Attention: Daniel J. Churay

Email:   dan.churay@mrcglobal.com

with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention: Kerry E. Berchem and Timothy Clark

Email:   kberchem@akingump.com; tclark@akingump.com

(e) Severability. If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

(f) Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

(g) No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties and is not enforceable by any other person.

(h) Interpretation and Construction. Each of the parties acknowledges that it has been represented by internal or external counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regard to events relating to drafting or preparation. Unless the context expressly requires the contrary, references in this Agreement to:

(i) the singular include the plural, and the plural includes the singular;

(ii) the masculine, feminine, or neutral gender, shall include all other genders;

(iii) “includes” or “including” means “includes, without limitation” or “including, without limitation”;

(iv) “persons” include natural persons and entities (including corporations (profit and non-profit), general or limited partnerships, joint ventures, trusts, estates, limited and unlimited liability companies, organizations or other entities of any kind or nature);

(v) “Sections”, “Exhibits”, or “Schedules” mean the sections, exhibits or schedules to this Agreement; and

(vi) the “parties” mean the parties to this Agreement.

(i) Successors; No Assignments. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors of the parties hereto. This Agreement shall not be assignable by any of the parties.

(j) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, or caused the same to be executed, by its duly authorized representative as of the date first above written.

COMPANY:

MRC GLOBAL INC.

By:	/s/ Daniel Churay
Name:	Daniel Churay
Title:	Executive Vice President, General Counsel and Corporate Secretary

ENGINE GROUP:

ENGINE CAPITAL L.P.

By: Engine Investments, LLC, its General Partner

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE JET CAPITAL, L.P.

By: Engine Investments, LLC, its General Partner

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE LIFT CAPITAL, LP

By: Engine Investments II, LLC, its General Partner

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

[Signature Page to Cooperation Agreement]

ENGINE CAPITAL MANAGEMENT, LP

By:	Engine Capital Management GP, LLC, its
General Partner

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE AIRFLOW CAPITAL, LP

By:	Engine Investments II, LLC, its General Partner

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE CAPITAL MANAGEMENT GP, LLC

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE INVESTMENTS, LLC

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

ENGINE INVESTMENTS II, LLC

By:	/s/ Arnaud Ajdler
Name:	Arnaud Ajdler
Title:	Managing Member

/s/ Arnaud Ajdler
ARNAUD AJDLER

[Signature Page to Cooperation Agreement]

Schedule I

Policies and Guidelines

•	MRC Global Inc.

•	Securities Trading and Disclosure Policy - https://image.em.mrcglobal.com/lib/fe2b11737164047d7c1279/m/1/f417bd43-9a8d-47e1-ab18-4644510c0462.pdf

•	Corporate Governance Guidelines - https://investor.mrcglobal.com/static-files/c07826b6-9c00-4e24-8bf0-9285b2046496

•	Related Party Transaction Policy - https://investor.mrcglobal.com/static-files/24a0b7c0-bbe7-4636-b45f-f5e4795437eb

•	Anti-Bribery and Anti-Corruption Policy - https://investor.mrcglobal.com/static-files/f2bc34ec-79df-4252-ab2b-6a0fdec3ff7f

•	Code of Ethics - https://investor.mrcglobal.com/static-files/a1f4cf23-7ad7-4f5b-a30a-7e83cdbaf3dc

•	Whistleblower Policy - https://investor.mrcglobal.com/static-files/a147d919-0e8d-401b-8eb7-9bacfc4f6cb8

•	Environmental Policy - https://investor.mrcglobal.com/static-files/7f8b0097-916b-40ec-a394-015e2f9375ef

•	Conflict Minerals Policy - https://investor.mrcglobal.com/static-files/7f7e3274-a363-445a-861a-d71e02dede5e

•	Record Retention Policy - https://image.em.mrcglobal.com/lib/fe2b11737164047d7c1279/m/1/9dcdac85-e21d-4ccc-ba71-64b39a39adac.pdf

EXHIBIT A

PRESS RELEASE

**Included as Exhibit 99.1 to this Current Report on Form 8-K**

Exhibit 99.1

MRC Global Announces Agreement with Engine Capital and Appointment of Daniel Silvers to the Board of Directors

HOUSTON – April 02, 2024 – MRC Global Inc. (NYSE: MRC) (“MRC Global” or the “Company”), the leading global distributor of pipe, valves and fittings (PVF) and other infrastructure products and services to diversified gas utility, energy and industrial end-markets, today announced that Daniel Silvers has been appointed to the Company’s Board of Directors, effective immediately. Mr. Silvers will serve on the Board’s Compensation and Environmental, Social, Governance and Enterprise Risk Committees.

Mr. Silvers’ appointment is made in conjunction with a cooperation agreement that the Company has reached with Engine Capital, L.P. (“Engine”).

Robert Wood, MRC Global’s Chairman of the Board, said, “We are pleased to welcome Daniel to the Board following continued constructive engagement with Engine and as part of the Board’s ongoing refreshment program. Daniel is an experienced investor, operator and board director, and we will leverage his expertise across finance and operations as we continue to oversee the Company’s strategic execution for continued growth and value creation.”

Rob Saltiel, MRC Global’s President and CEO added, “I welcome the opportunity to work with Daniel as we continue to transform MRC Global’s business. Our company’s balance sheet is the strongest it has ever been as a public company, and Daniel’s expertise will be beneficial as we advance our growth plans and implement a capital allocation strategy that creates significant value for our shareholders.”

Arnaud Ajdler, Founder and Managing Member of Engine, said, “We invested in MRC Global because of its differentiated positioning, scale advantages, franchise gas utility business and growing exposure to energy transition end markets. With his financial acumen and significant capital allocation experience, Daniel will be a valuable addition to the Board, and we are confident MRC Global is well-positioned to significantly increase shareholder value over time.”

Mr. Silvers has served as the managing member of Matthews Lane Capital Partners LLC, an investment firm, since 2015. Additionally, Mr. Silvers has served as Executive Chairman of Winventory, Inc., a tech-enabled event ticketing management partner, since January 2024. Previously, Mr. Silvers served as Executive Vice President and Chief Strategy Officer at Inspired Entertainment, Inc. (NASDAQ: INSE), a gaming technology company, between 2016 and 2023 and as Chief Executive Officer and a director of Leisure Acquisition Corp. (NASDAQ: LACQ) (“Leisure Acquisition”), a special purpose acquisition company, from 2017 to 2021. Mr. Silvers was the President of SpringOwl Asset Management LLC, an investment management firm, from 2009 to 2015 (including predecessor entities). Mr. Silvers was the President of Western Liberty Bancorp, an acquisition-oriented holding company, from 2009 to 2010. From 2005 to 2009, Mr. Silvers served as a Vice President at Fortress Investment Group LLC, a leading global alternative asset manager. Prior to that, Mr.

Silvers was a senior member of the real estate, gaming and lodging investment banking group at Bear, Stearns & Co. Inc., a global financial services firm, from 1999 to 2005. Mr. Silvers previously has served on the boards of directors of several companies, including Leisure Acquisition from 2017 to 2021, Avid Technology, Inc., a global media technology provider, from 2018 to 2023, PICO Holdings, Inc., a diversified holding company, from 2016 to 2018, Forestar Group Inc., a real estate development company, from 2015 to 2017, Ashford Hospitality Prime, a hospitality REIT, in 2017, bwin.party digital entertainment plc, an online gaming company, from 2014 to 2015, International Game Technology PLC, an international gaming technology company, in 2013, Universal Health Services, Inc., a hospital management and health services company, from 2009 to 2011 and India Hospitality Corp., a hospitality and food service company, from 2010 to 2017. Mr. Silvers holds a B.S. in Economics and a M.B.A. in Finance from The Wharton School of the University of Pennsylvania. Mr. Silvers also received a Corporate Governance certification through the Director Education & Certification Program at the UCLA Anderson School of Management.

The Cooperation Agreement, which includes certain customary standstill, voting and other provisions, will be filed by the Company with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K.

J.P. Morgan Securities LLC is serving as exclusive financial advisor and Akin Gump Strauss Hauer & Feld LLP is serving as legal advisor to MRC Global.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global (NYSE: MRC) is the leading global distributor of pipe, valves, fittings (PVF) and other infrastructure products and services to diversified end-markets including the gas utilities, downstream, industrial and energy transition, and production and transmission infrastructure sectors. With over 100 years of experience, MRC Global has provided customers with innovative supply chain solutions, technical product expertise and a robust digital platform from a worldwide network of 214 locations including valve and engineering centers. The company’s unmatched quality assurance program offers over 300,000 SKUs from over 8,500 suppliers, simplifying the supply chain for approximately 10,000 customers. Find out more at www.mrcglobal.com.

Additional Information and Where to Find It

MRC Global has filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the “SEC”), containing a form of proxy card, with respect to its solicitation of proxies for MRC Global’s 2024 Annual Meeting of Shareholders. The proxy statement is in preliminary form and MRC Global intends to file and mail a definitive proxy statement to shareholders of MRC Global. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY MRC GLOBAL AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by MRC Global free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by MRC Global are also available free of charge by accessing MRC Global’s website at www.mrcglobal.com.

Participants

MRC Global, its directors and executive officers and other members of management and employees will be participants in the solicitation of proxies with respect to a solicitation by MRC Global. Information about MRC Global’s executive officers and directors and a description of their direct and indirect interests, by security holdings or otherwise, are included in the preliminary proxy statement and will be included in the definitive proxy statement and other relevant materials that may be filed with the SEC by MRC Global. Information regarding MRC Global’s directors and executive officers is available at “Security Ownership—Directors and Executive Officers,” “Proposal I: Election of Directors,” “Compensation Discussion and Analysis” and “Proposal II: Advisory Approval of Named Executive Officer Compensation” in its preliminary proxy statement for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 15, 2024. To the extent holdings by our directors and executive officers of MRC Global securities reported in the preliminary proxy statement for the 2024 Annual Meeting or in such Form 8-Ks have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.

Contact:

Investors:

Monica Broughton

VP, Investor Relations & Treasury

MRC Global Inc.

Monica.Broughton@mrcglobal.com

832-308-2847

Media:

Jim Golden / Dan Moore

Collected Strategies

MRC-CS@collectedstrategies.com